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                                                                       EXHIBIT 5

                       [Mayer, Brown & Platt letterhead]

                               December 3, 1996


Homestead Village Incorporated
2030 Powers Ferry Road, Suite 222
Atlanta, Georgia 30339

     Re:  Registration Statement on Form S-8
          1996 Outside Directors Plan

Ladies and Gentlemen:

     We have acted as counsel to Homestead Village Incorporated, a Maryland corporation ("Homestead" or the "Company"), in connection with the proceedings (the "Company Proceedings") taken and to be taken relating to the registration by the Company of an aggregate of 100,000 shares of Homestead common stock, $.01 par value per share (the "Shares"), with the Securities and Exchange Commission (the "SEC") in connection with the Company's 1996 Outside Directors Plan (the "Plan"). We have also participated in the preparation and filing with the SEC under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relating to the Shares.

     As counsel to Homestead, we have examined originals or copies certified to our satisfaction of the Company's Restated Charter and Amended and Restated Bylaws, resolution of the Board of Directors and such other Company records, instruments, certificates and documents and such questions of law as we considered necessary or appropriate to enable us to express this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Homestead. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of photostatic copies.

     Based upon and subject to the foregoing and to the assumptions, limitations and conditions set forth herein, we are of the opinion that, upon completion of the Company Proceedings, the Shares will have been validly issued and delivered in accordance with the Company Proceedings and the Plan, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,



                                       /s/ Mayer, Brown & Platt


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